EXHIBIT 10.5

                               I.D. SYSTEMS, INC.
                      1995 NON-QUALIFIED STOCK OPTION PLAN


SECTION 1 - OBJECTIVE

         The objective of the I.D. Systems, Inc. Non-Qualified Stock Option Plan (the "Plan") is to attract and retain the best available executive personnel and other key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its shareholders and to authorize the grant of Options to such other consultants or other individuals or entities as may be deemed in the best interest of the Company.

SECTION 2 - DEFINITIONS

         2.1 General Definitions. The following words and phrases, when used herein, shall have the following meanings:

                  (a) "Act" - The Securities and Exchange Act of 1934, as amended.
                  (b) "Agreement" - The document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award.
                  (c)  "Award" - The grant of any stock option.
                  (d)  "Board" - The Board of Directors of I.D. Systems, Inc.
                  (e) "Code" - The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

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                  (f)   "Committee" - The Stock Option Committee shall
                        consist of two members of the Board.
                  (g) "Common Stock" - The present shares of Common Stock of the Company, and any shares into which such shares are converted, changed or reclassified.
                  (h) "Company" - I.D. Systems, Inc., a Delaware corporation, and its groups, divisions and subsidiaries.
                  (i) "Employee" - Any person employed by the Company as an employee.
                  (j) "Fair Market Value" or "FMV" - The fair market value of Common Stock as of a specified date shall mean the closing price of a share on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date in which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which the Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value shall be determined

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                        by the Board. In no case shall the Fair Market Value be
                        less than the par value of a share of Common Stock.
                  (k) "Option" - The right to purchase Common Stock of the Company at a stated price for a specified period of time. For purposes of the Plan, the option is a Non-Qualified Stock Option.
                  (l) "Participant" - Any employee or other consultant, individual or entity designated by the Committee to participate in the Plan.
                  (m)   "Shares" - Shares of Common Stock.

         2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

SECTION 3 - COMMON STOCK

         3.1 Number of Shares. Subject to the provisions of Section 3.3, the number of Shares which may be issued for Options granted under the Plan may not exceed 1,000,000 Shares.

         3.2 Re-Usage. If an Option expires or is terminated, surrendered, or canceled without having been fully exercised, or if any other grant results in Shares not being issued, the Shares covered by such Option shall again be immediately available for Awards under the Plan.

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         3.3 Adjustments. In the event in any change in the outstanding Common
Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of Shares available for Options, and the number of Shares subject to outstanding Options, and the price thereof, and the Fair Market Value, as applicable, shall be proportionately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

SECTION 4 - ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those key employees, consultants or other individuals or entities selected by the Committee to participate in the Plan whose participation in the Plan the Committee determines to be in the best interests of the Company.

SECTION 5 - ADMINISTRATION

         5.1 Committee. The Plan shall be administered by the Committee, which shall consist of two members of the Board of Directors.

         5.2 Authority. The Committee shall have the sole and complete authority to:

                  (a) determine the individuals to whom Awards are granted, the amounts of the Awards to be granted and the time of all such grants;

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                  (b)   determine the terms, conditions and provisions of, and
                        restrictions relating to, each Award granted;
                  (c)   interpret and construe the Plan and all Agreements;
                  (d) prescribe, amend and rescind rules and regulations relating to the Plan;
                  (e)   determine the content and form of all Agreements;
                  (f) determine all questions relating to Awards under the Plan;
                  (g) maintain accounts, records and ledgers relating to Awards;
                  (h) maintain records concerning its decisions and proceedings;
                  (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;
                  (j) do and perform all acts which it may deem necessary and appropriate for the administration of the Plan.

         5.3 Determination. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

SECTION 6 - STOCK OPTIONS

         6.1 Type of Option. It is intended that only non-qualified stock options may be granted by the Committee under the Plan.

         6.2 Grant of Option. An Option may be granted to Participants as such time or times as shall be determined by the Committee. Each Option shall be evidenced by an

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Option Agreement that shall specify the exercise price, the duration of the
Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

         6.3 Option Price. The per share Option price shall be determined by the Committee at the time the Option is granted.

         6.4 Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable more than 10 years after the date on which it is granted.

         6.5 Payment. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share Option price be paid in full at the time of the exercise. The Committee may, in its discretion, pennit a Participant to make payment in cash, in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price or through a "Cashless Exercise".

         If a Participant elects to utilize a Cashless Exercise, he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the Option price on that number of Options surrendered and to utilize that credit to exercise additional Options held by him that such equity could purchase. There shall be canceled that number of Options utilized for the credit and for the Options exercised for such credit. For example, if the Participant has Options to acquire 10,000 shares which are exercisable,

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the Fair Market Value is $4.15 per share, the exercise price is $3.15 per share, and the Participant elects to utilize for a credit 5,000 options ($5,000), then upon a Cashless Exercise in connection therewith he shall be entitled to acquire 1,587 shares of Common Stock in exchange for the options for 5,000 shares for which a credit has been received and option for 1,587 shares have been exercised. The Participant will still have exercisable options to acquire 3,413 shares of Common Stock.

         As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares.

         6.6 Rights of a Shareholder. Until the exercise of an Option and the issuance of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

SECTION 7 - AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan or modify any option granted under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.

SECTION 8 - MISCELLANEOUS PROVISIONS

         8.1 No Guarantee of Employment by Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's

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relationship with the Company at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

         8.2 Tax Withholding. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

         8.3 Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the laws of the State of New York and construed in accordance therewith.

         8.4 Effective Date. This Plan is effective upon its adoption by the Board on July 8, 1995. This Plan shall terminate at the close of business on July 8, 2005, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted.


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